Exhibit 10(m)(2)



                           QUAKER SALARIED EMPLOYEES
                   COMPENSATION AND BENEFITS PROTECTION PLAN
          (As Amended and Restated Effective as of September 1, 1996)

       1. EFFECTIVE DATE AND PURPOSE. The Quaker Salaried Employees Compensation and Benefits Protection Plan (the "Plan") is established and maintained by The Quaker Oats Company ("Quaker"), and is amended and restated effective as of September 1, 1996. The primary purpose of the Plan is to promote the interests of Quaker, its domestic divisions and domestic subsidiaries (the "Company"), and its shareholders, by attracting and retaining salaried employees of the Company through assurances of continued compensation and benefits when their employment with the Company is terminated due to certain circumstances beyond their control within two years following a Change in Control of Quaker.

     2.   ADMINISTRATION.

           (a) The Plan shall be administered by the Salaried Employees Compensation and Benefits Protection Plan Committee (the "Committee"), which shall consist of Quaker's Senior Vice President - Human Resources, Vice President - Human Resources Worldwide Beverages and Vice President - Human Resources Quaker Foods. The Chief Executive Officer of Quaker shall have the authority to expand or reduce the number of Committee members, and to designate, remove or replace the Committee members.

           (b)   The  Committee  shall have the sole  responsibility  for   the
administration of the Plan, and may adopt such rules and procedures as it deems necessary, desirable, or appropriate.

           (c) The Committee shall have such powers as may be necessary to discharge its responsibility to administer the Plan, including but not limited to the following:

                (1) To construe and interpret the Plan, decide all questions of eligibility, and determine the amount, manner and time of any severance benefit hereunder.

                (2) To  prescribe  procedures for employees applying  for  Plan benefits, including written applications and forms, and other requests for information. The Committee may reasonably rely upon all such applications, forms and information so furnished.

                (3) To receive from the Company such information   as shall  be
                    necessary for the proper administration of the Plan. The Committee may reasonably rely upon all such information so furnished.

                (4) To  appoint individuals to assist in the administration  of the  Plan  as the Committee deems necessary, including  but not limited to, Company employees, agents, attorneys, and accountants. The Committee may reasonably rely upon all information and advice furnished by such individuals.

                (5) To  receive, review, and maintain, as it deems appropriate, benefit payment and administrative expense reports.

                (6) To  issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the Plan provisions.

                (7) To  prepare and distribute to Company employees information describing the Plan, in such manner as the Committee determines to be required or appropriate.

           (d) The Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any denial by the Committee of the claim for benefits under the Plan by an employee shall be stated in writing by the Committee and delivered or mailed to the employee; and such notice shall set forth the specific reasons for the denial. In addition, the Committee shall afford a reasonable opportunity to any employee whose claim for benefits has been denied for a review of the decision denying the claim.

           (e) The Committee shall be indemnified by Quaker to the full extent allowed by law. This indemnity shall extend to all individuals appointed to assist in the administration of the Plan, as described in subparagraph (c)(4) above.

     3. ELIGIBILITY. A domestic salaried employee of the Company at the time of a Change in Control of Quaker (as defined below) is eligible for severance benefits under the Plan (determined in accordance with paragraph 4) if his employment is terminated under any of the following conditions within two years following the Change in Control of Quaker:

           (a) Any termination of employment with the Company, other than death, physical or mental incapacity, voluntary resignation, retirement, gross misconduct, or due to the sale, spin-off or other disposition of a plant, profit center, division or subsidiary of Quaker as an ongoing entity if the affected employee is hired by, or is offered continued employment by, the successor or purchasing entity.

           (b) Notwithstanding anything in subparagraph (a) above to the contrary, any termination of employment with the Company, in lieu of the employee accepting continued employment with the Company which involves a significant change in the employee's terms and conditions of employment (as defined below). A "significant change in the employee's terms and

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              conditions of employment" shall be deemed to have occurred when during  such two year period:

               (1) the total of the employee's salary and incentive bonus is to be reduced, based upon the amounts equal to the employee's salary immediately prior to the Change in Control of Quaker, and the most recent incentive bonus paid fully accrued and payable to the employee immediately prior to the Change in Control of Quaker;

               (2) the location of continued employment is beyond a 30-mile radius of the employee's location of employment immediately prior to the Change in Control of Quaker; or

               (3)  the employee is to be paid on an hourly basis.


          (c) For purposes of Section 4(a)(3), nondomestic employees will be included in the eligible group.

          (d) "Change in Control of Quaker" shall be deemed to have occurred if:

                (1) any  "Person,"  which  shall  mean a "person" as such  term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(other than Quaker, any trustee or other fiduciary holding securities under an employee benefit plan of Quaker, or any company owned, directly or indirectly, by the stockholders of Quaker in substantially the same proportions as their ownership of stock of Quaker), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Quaker representing 30% or more of the combined voting power of Quaker's then outstanding voting securities; provided, however, that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Company's Board of Directors (the "Board"), entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

               (2) during any period of 24 consecutive months (not including any period prior to September 11, 1996), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (1), (3)(ii) or (4)) whose election by the Board or whose nomination for

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                    election by Quaker's stockholders, was approved by  a  vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

               (3) the stockholders of Quaker approve (i) a plan of complete liquidation of Quaker or (ii) the sale or disposition by Quaker of all or substantially all of Quaker's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (4)(i) or (4)(ii); or

               (4)  the   stockholders   of   Quaker  approve   a   merger   or
                    consolidation of Quaker with any other company other than:

                     (i) such  a merger or consolidation which would result  in the voting securities of Quaker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more that 70% of the combined voting power of Quaker's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

                    (ii) such  a merger or consolidation which would result  in the directors of Quaker who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

                    In this subparagraph (4), "surviving entity" shall mean only an entity in which all of Quaker's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of Quaker who were directors immediately prior thereto" shall include only individuals who were directors of Quaker at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (1), (3)(ii), (4)(i) or (4)(ii)) whose election by the Board, or whose nomination for election by Quaker's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

     4.   SEVERANCE BENEFITS.

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           (a)   An  eligible employee pursuant to paragraph 3 will be provided the following severance benefits:

                (1) Compensation - Payment to an employee shall be made in  the form of a single lump sum, or equal monthly installments over the Severance Period (as defined below), at the Committee's sole discretion. For this purpose the total amount payable in either form shall equal: (i) 75% of the employee's (A) current annualized salary at the time of termination (or, if greater, the employee's annualized salary in effect immediately prior to the Change in Control of Quaker), and (B) determined on an annualized basis, the most recently paid (or fully accrued and unpaid) incentive bonus at the time of termination (or, if greater, such bonus paid or accrued prior to the Change in Control of Quaker); plus (ii) such annualized salary amount and incentive bonus amount multiplied by a fraction, the numerator of which is the employee's number of years of service with the Company (as defined below) exceeding 20, and the denominator of which is 26. However, in no event will such total severance benefit payable exceed two times such annualized salary amount and incentive bonus amount. If the severance benefit is to be paid in monthly installments, the severance period shall be a nine month period commencing with the date following termination of employment, plus any additional period corresponding to the additional benefit payable to an employee with more than 20 years of service with the Company (the "Severance Period"). The single sum payment shall be made, or the monthly installments shall commence, at the employee's usual payroll  date  next  following  his  date  of  termination.
                    "Years  of  service  with  the  Company"  shall  mean   the
                    employee's number of completed years of service with the Company; including service as a full time hourly employee, and service rendered to an entity or organization that was acquired by the Company.

               (2) Welfare Benefits - During the Severance Period an employee shall be entitled to Employee Welfare Benefits to which he would have been entitled under currently elected coverage under the Company's medical, dental and life insurance programs prior to his termination of employment, regardless of the form of compensation benefit to be provided under subparagraph (1). The employee shall not be required to contribute more than the normal cost (including those attributable to changes in levels of benefits) for such benefits as existed immediately prior to the Change in Control of Quaker. The Severance Period for purposes of this subparagraph (2) shall not be applied to reduce the benefit extension period required by the Consolidated

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                    Omnibus  Budget Reconciliation Act of 1985 or any amendment thereto.

               (3) Incentive Bonus (prior to Severance Period) - In addition to amounts payable under subparagraphs (1) and (2) above payment shall be made to the employee within a reasonable time thereafter of the employee's incentive bonus as provided herein below. For purposes hereof, "incentive bonus" shall mean any form of incentive bonus payment for which the employee would have been eligible immediately prior to the Change in Control, but which is not paid to the employee as of employment termination. For an entire fiscal year ending prior to termination of employment such incentive bonus shall be deemed to be an amount equal to 110% of the employee's similar incentive bonus paid with respect to the next prior fiscal year, and such incentive bonus for the fiscal year including termination of employment (on a pro-rata basis in reference to the complete number of months of employment during such fiscal year), shall be an amount equal to 110% of the employee's similar incentive bonus paid, or to be paid in accordance herewith for the next prior fiscal year.

           (b) All benefits to be paid or provided pursuant to subparagraph 4(a) shall be in addition to, and shall not be reduced by, any other benefits payable or provided by separate agreement with the employee, or plan or arrangement of the Company, except as follows:

               (1) If an employee is also eligible for severance benefits to be paid and provided pursuant to the Quaker Officers Severance Program or the Quaker Severance Pay Plan (the "Programs"), the greater amount or longer severance period with respect to compensation and welfare benefits, respectively, shall be provided in accordance with and pursuant to the terms of the Programs or Plan as the case may be. In no event will an employee be entitled to duplicative benefits under the Programs and subparagraphs 4(a)(1) and (2) of the Plan.

               (2) If an employee would otherwise be eligible for retiree welfare benefits, the employee may choose to be eligible for such benefits or to be covered by the Plan during the Severance Period, after which the employee shall become eligible for such retiree welfare benefits.

               (3) An employee who is being provided disability benefits and payments at the time of the Change in Control of Quaker shall continue to receive only such disability payments and benefit plan coverage to which he is entitled at such time for so long as he remains eligible for such disability

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                    benefits.  Following the expiration of such payments during the two year period following the Change in Control of Quaker, the employee shall then be eligible for severance benefits under the Plan determined in accordance with paragraph 3.

          (c) Any severance benefits payable under the Plan to an employee who dies prior to full payment of such benefits shall be paid to the employee's estate.

           (d) Notwithstanding any other provision of the Plan, severance benefits furnished hereunder shall be subject to the following terms and conditions:

                (1) If  the  making of severance benefit payments  pursuant  to subparagraphs 4(a)(1) and (2) would subject the employee to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or would result in the Company's loss of a federal income tax deduction for those payments (either of these consequences is referred to individually herein as a "Tax Penalty"), then such severance benefit payments shall be reduced to the extent necessary to avoid the imposition of such Tax Penalty. The preceding sentence shall not apply if such employee (i) is entitled to a tax reimbursement for such Tax Penalty under any other agreement plan or program of the company, or (ii) may disclaim any portion of or all compensation payable under this or any other agreement, plan or program of the Company in order to avoid such Tax Penalty.

                (2) If  the  employee  and  the Company shall  disagree  as  to whether the furnishing of a benefit under the Plan would result in the imposition of a Tax Penalty, the matter shall be resolved by an opinion of counsel chosen by the employee and reasonably satisfactory to the Company. The Company shall pay the fees and expense of such counsel, and shall make available to counsel such information as may be reasonably necessary to prepare the opinion.

      5. RETIREE HEALTH PLANS. All domestic full time salaried employees covered under The Quaker Retiree Health Incentive Plan, and other retiree health plans maintained for the benefit of its salaried employees (the "Health Plans"), who have attained age 50 upon termination of employment within two years after a Change in Control, shall be credited with an additional five years of service under the Health Plans for all purposes of eligibility and benefits under the Health Plans, and during such two-year period the minimum age requirement for purposes of eligibility of such terminated employees under the Health Plans shall be age 50, except that in no event shall benefits be provided under the Health Plans until the employee has reached age 55.

      6. NONASSIGNMENT. No benefits payable under the Plan shall be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge, encumbrance, or charge, and any such attempted action shall be void and no such

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benefit  shall  be  in  any manner liable for or subject to  debts,  contracts,
liabilities,  engagements, or torts of any employee.  If  any   employee  shall
become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any amount or benefit payable under the Plan, then the Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such employee or his beneficiary, his spouse, children, blood relatives, or other dependents, in such manner and in such proportions as the administrator may consider proper.

      7. AMENDMENT AND TERMINATION. Quaker, by action of its Board, or the Compensation Committee thereof, shall have the right to amend this Plan in any respect, or to terminate this Plan; provided, however, that in no event shall the Plan be amended or terminated during the five-year period following a Change in Control of Quaker in a manner which would reduce payments or benefit extension periods for any employee.

      8. CONTINUED EMPLOYMENT. Neither the Plan nor any of its provisions shall be construed as giving any employee of the Company a right to continue in the employ of the Company, or as a limitation of the Company's right to discharge any of its employees, with or without cause.

      9.    SUCCESSORS.   The Plan shall be binding upon any successor  of  the
Company whether by merger, consolidation, or sale of all or substantially all of the Company's assets.

     10. GOVERNING LAW. The Plan shall be construed and enforced according to the Employee Retirement Income Security Act of 1974 ("ERISA"), and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not pre-empted by ERISA.

           IN WITNESS WHEREOF, this Plan is executed by a duly authorized officer of the Company.

                                        THE QUAKER OATS COMPANY


 October 14, 1996                       By:  /s/Douglas J. Ralston
                                        Its Senior Vice President


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